Exhibit 10.10
FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is entered into effective as of the 20th day of March 2020, by and between ASCEND ATHOL RE LLC, a Massachusetts limited liability company ("Seller"), and IIP-MA 4 LLC, a Delaware limited liability company ("Buyer").
RECITALS
A.WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of January 13, 2020, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 7, 2020, as amended by that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 28, 2020, as amended by that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 6, 2020, as amended by that certain Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 13, 2020, and as assigned by IIP Operating Partnership, LP, a Delaware limited partnership, to Buyer pursuant to an Assignment and Assumption of Purchase Agreement dated as of March 16, 2020 (collectively, the "Existing PSA"), where Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, Seller's right, title and interest in certain real property located in Athol, Massachusetts, as more particularly described therein; and
B.WHEREAS, in accordance with Section 15.4 of the Existing PSA, Seller and Buyer desire to modify and amend the Existing PSA only in respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Seller and Buyer, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing PSA unless otherwise defined herein. The Existing PSA, as amended by this Amendment, is referred to collectively herein as the "Agreement." From and after the date hereof, the term "Agreement," as used in the Existing PSA, shall mean the Existing PSA, as amended by this Amendment.
2.Investigation Period. The first sentence of Section 4.1 of the Existing PSA is hereby amended and restated in its entirety to read as follows:
"During the time period commencing upon the Effective Date of this Agreement, and terminating at 11:00 p.m. Eastern Time on April 3, 2020 (the "Investigation Period"), Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer's purchase thereof including, without limitation, the matters described in this Section 4.1."
3.Additional Property. The Parties have agreed to include Unit 1, as shown on the Site Plan, as part of the Property to be conveyed, transferred and assigned to Buyer pursuant to the Agreement. Accordingly, the definition of "Unit" in Article 1 of the Agreement is hereby amended and restated in its entirety as follows:
"Units" shall mean Unit 1 and Unit 2 as shown on the Site Plan, together with an undivided ownership interest in the General Common Elements (as defined in the Condominium Documents) and any applicable Limited Common Elements (as defined in the Condominium Documents."

In addition, all other references to the term "Unit" in the Agreement shall be deemed amended to refer to the Units, collectively, or to each Unit, individually, as the context requires. The legal description of the Units is set forth on Exhibit A-3 to this Amendment.
4.Purchase Price. The first sentence of Section 2.2 of the Existing PSA is hereby amended and restated in its entirety to read as follows:
The purchase price for the Property ("Purchase Price") shall be the sum of Twenty-Six Million Seven Hundred Fifty Thousand Dollars ($26,750.00).
5.Lease. The form of Lease attached as Exhibit H to the Existing PSA is hereby deleted in its entirety and replaced with the form of Lease attached hereto as Exhibit H and incorporated herein by reference. From and after the date hereof, all references in the Agreement to the "Lease" shall mean and refer to the Lease attached to this Amendment as Exhibit H.
6.Effect of Amendment. Except as modified by this Amendment, the Existing PSA and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing PSA, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
7.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Seller and Buyer. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.
8.Authority. Each of Seller and Buyer guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies or other organizations on whose behalf such individual or individuals have signed.
9.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:
ASCEND ATHOL RE LLC, a Massachusetts limited liability company

By:	/s/ Francis Perullo
Name:	Francis Perullo aka Frank Perullo
Title:	Manager

BUYER:
IIP-MA 4 LLC,
a Delaware limited partnership

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

EXHIBIT A-3
LEGAL DESCRIPTION OF UNITS
The Units known as Unit 1 and Unit 2 (collectively the “Units”) in the Chestnut Hill Avenue Primary Condominium (“Condominium”), a condominium established pursuant to Massachusetts General Laws, Chapter 183A, as the same may have been or may hereafter be amended (“Chapter 183A”) by Master Deed dated _____ and recorded with the Worcester County Registry of Deeds in Book ______, Page _____.
The Units are laid out as shown on a plan filed with the Master Deed and to which is affixed a verified statement in the form provided by Chapter 183A Section 9. It is subject to and with the benefit of the obligations, restrictions, rights and liabilities contained in Chapter 183A, the Master Deed and the By Laws recorded therewith, as the same may be amended from time to time.
The address of the Units is: 134 Chestnut Hill Avenue, Unit 2, Athol, MA and 134 Chestnut Hill Avenue, Unit 1, Athol, MA

EXHIBIT H
FORM OF LEASE
[See Attached]